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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             September 21, 2005

                                   BELK, INC.
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             (Exact name of Registrant as specified in its charter)

        Delaware                     000-26207                   56-2058574
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(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)

 2801 West Tyvola Road, Charlotte, North Carolina                 28217-45000
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (704) 357-1000

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 21, 2005, Belk, Inc. ("Belk") entered into a Real Estate Purchase and Sale Agreement (the "Agreement") with JMB Land Company, LLC ("Purchaser") related to the sale of a certain parcel of real estate owned by Belk in Lancaster County, South Carolina. The purchase price of $4,085,000.00 was determined through independent appraisals. John M. Belk, who owns more than 5% of the outstanding stock of Belk, is a member of the Purchaser.

      The Agreement provides for a deposit of $40,000 to be paid by the Purchaser within five dates of the execution date of the Agreement, with the balance of the purchase price due at a closing to be held upon the first to occur of (a) August 31, 2006 or (b) a date no earlier than February 1, 2006, as determined by Belk, upon at least 30 days notice to Purchaser. Purchaser has agreed to cooperate with Belk if Belk desires to structure the sale of the property as a like-kind exchange. The sale of the property is subject to customary representations and warranties and is subject to customary conditions to closing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1 Real Estate Purchase and Sale Agreement dated September 21, 2005 between Belk, Inc. and JMB Land Company, LLC

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               BELK, INC.

Date:  September 27, 2005      By:    /s/ Ralph A. Pitts
                                  ---------------------------------------------
                                    Ralph A. Pitts, Executive Vice President,
                                    General Counsel and Secretary

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                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
99.1        Real Estate Purchase and Sale Agreement dated September 21, 2005 between Belk, Inc. and JMB Land Company, LLC

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